Exhibit 99.2

Investor Presentation November 2021

2 Disclaimer This presentation is being made in connection with a potential business combination (the "Business Combination") between Crow n P ropTech Acquisitions ("Crown") and Brivo, Inc. (collectively with its subsidiaries, "Brivo," the "Company," "us," "our," or " we" ) to a limited number of parties who may be interested in acquiring securities of Crown ("Securities"). RBC Capital Markets, LLC has been engaged by Crown to serv e a s placement agent (the "Placement Agent") with respect to the offering of Securities to prospective investors in connection w ith the Business Combination. This presentation is for informational purposes only, and does not constitute an offer to sell or purchase, or the solicitati on of an offer to sell, buy, or subscribe for Securities, nor is it a solicitation of any vote or approval in any jurisdiction p urs uant to the Business Combination or otherwise, nor shall there be any sale, issuance or transfer of Securities in any jurisdiction in contravention of applicable law prior to registration or qualification under the securities laws of any such jurisdiction. Investment in Securities described herein has not been approved or disapproved by the United States Securities and Exchange Commission (the "SEC"), or any other regulatory authority, nor has any authority passed ju dgment upon or endorsed the merits of Securities or the accuracy or adequacy of the information contained herein. Any represe nta tion to the contrary is a criminal offense. Crown and the Company reserve the right to update or supplement the information provided in this presentati on. This presentation shall remain the property of Crown. Each of Crown and the Placement Agent reserves the right to require the re turn of this presentation (together with any copies or extracts thereof) at any time. By its acceptance hereof, each recipien t a grees that neither it nor its agents, representatives, directors, or employees will copy, reproduce, or distribute to others this presentation, in whole or in part , a t any time without the prior written consent of Crown and that it will keep confidential all information contained herein or oth erwise obtained from Crown (in accordance with such recipient's agreement with the applicable Placement Agent to receive such information) and will use th is presentation for the sole purpose of evaluating a possible acquisition of Securities and for no other purpose. Any unauthoriz ed distribution or reproduction of any part of this presentation may result in a violation of the United States Securities Act of 1933, as amended (the "Securi tie s Act"). Investors Securities are being offered as a private placement to a limited number of institutional "accredited investors" as defined in Ru le 501 under the Securities Act or "qualified institutional buyers" as defined in Rule 144A under the Securities Act and will no t be registered under the Securities Act. Securities are being offered in reliance upon the exemption provided by Section 4(a)(2) of the Securities Act, and as such ar e s uitable only as an investment for, and are being offered only to persons who have, directly or through qualified representati ves , the ability to evaluate the merits and risks of an investment in Securities and the ability to assume the economic risks involved in such investment. By accepting t his presentation, each prospective investor shall be deemed to have represented that it is an institutional accredited investor o r a qualified institutional buyer. Furthermore, each investor will be required in connection with the purchase of Securities to make representations confirming its eligibility as a prospective investor and that it is purchasing Securities for its own account and not with a view to their r es ale or distribution. Accordingly, such Securities must continue to be held unless a subsequent disposition is exempt from the registration requirements of the Secur iti es Act. Prospective investors should consult with their counsel as to the applicable requirements for a purchaser to avail it sel f of any exemption under the Securities Act. None of Crown, Brivo or the Placement Agent are responsible for a prospective investors' compliance with any app licable requirements. The transfer of Securities may also be subject to conditions set forth in an agreement under which they ar e to be issued. Prospective investors should be aware that they are required to bear the final risk of their investment for an indefinite period of time. Cr own is not making an offer of Securities in any state or jurisdiction where such offer is not permitted. An investment in the Securities or the securities of the Company is speculative and involves a high degree of risk. Investors mu st be prepared to bear the economic risks of any investment in the Securities for an indefinite period and be able to withsta nd a total loss of their investment. Investors should carefully consider their own investigation and due diligence of Crown and/or the Company and the terms of an y o ffering. Prospective investors are not to construe the contents of this presentation, or any prior or subsequent communica tio ns from or with Crown, the Company, the Placement Agent or other professionals associated with the Business Combination or the offering of Securities, a s f inancial, legal, tax, or business advice. The Placement Agent is not acting as your advisor or agent. Prior to entering into any Business Combination, you should determine, without reliance upon Crown, the Company, the Placement Agent, or their respective affiliates, the economic risks and merits, as well as the financial, legal, business, tax, and accounting characterizations and consequences of such Business Co mb ination and independently determine that you are able to assume the risks associated with such Business Combination. Each prospective investor should c ons ult with its own attorney and advisors as to the financial, legal, business, tax, accounting and related matters concerning s uch Business Combination. In this regard, by acceptance of this presentation, you acknowledge that you have been advised that (a) the Placement Agent is not in th e business of providing financial, legal, business, tax, or accounting advice, (b) you understand that there will be financia l, legal, business, tax, and accounting risks associated with such Business Combination, (c) you should receive financial, legal, business, tax, and accounting advic e f rom advisors with appropriate expertise to assess relevant risks, and (d) you should apprise senior management in your organi zat ion as to the financial, legal, business, tax, and accounting advice (and, if applicable, risks) associated with such Business Combination and these disclaim ers as to these matters. You confirm that you are not relying upon the information contained herein to make any decision. Forward - Looking Statements This presentation and the accompanying oral presentation contain "forward - looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21 E of the Securities Exchange Act of 1934, as amended, (collectively, "forward - looking statements"), including, but not limited to, statements regarding expectations, hopes, beliefs, intentions and strategies regarding the future with respect to Crown and the Company. All statements other than statements of historical fac t c ontained in this presentation, including statements as to future results of operations and financial position, planned products and services, business strat egy and plans, objectives of management for future operations of Brivo, market size and growth opportunities, and competitive pos it ion and technological and market trends are forward - looking statements. Forward - looking statements are inherently subject to risks and uncertainties, some of which are difficult to predict or quantify. In some cases, you can identify forward - looking statements by terms such as “ant icipate,” “believe,” “could,” "expect," "plan," "intend," "target," "project," "predict," "potential," "explore," "forecast" or "continue" or the negative of these terms or other similar words. Each of Crown and Brivo has based these forward - looking statements largely on its current ex pectations, projections and assumptions and on information available as of the date of this presentation. Neither Crown nor the Company assumes any obligation to update any forward - looking statements after the date of this presentation, except as required by law. The forward - looking statements contained in this presentation and the accompanying oral presentation are subject to known and un known risks, uncertainties, assumptions and other factors that may cause actual results or outcomes to be materially differen t f rom any future results or outcomes expressed or implied by the forward - looking statements. These risks, uncertainties, assumptions and other factors incl ude, but are not limited to, (1) those related to the consummation of the Business Combination, including, but not limited to , s atisfaction or waiver (if applicable) of the conditions to the Business Combination, including with respect to the approval of the stockholders of Crow n; (2) the ability to maintain the listing of the combined company's securities on the NYSE; (3) the inability to complete the f ina ncing of the Business Combination; (4) the risk that the Business Combination disrupts current plans and operations of Crown or the Company as a result of its a nno uncement and consummation; (5) the ability to recognize the anticipated benefits of the Business Combination, which may be af fec ted by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (6) costs related to the Business Combination; (7) changes in applicab le laws or regulations and delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals required to c omp lete the Business Combination; (8) the possibility Crown and the Company may be adversely affected by other economic, busines s, and/or competitive factors, including the COVID - 19 pandemic; (9) the outcome of any legal proceedings that may be instituted against Crown, the Company or a ny of their respective directors or officers following the announcement of the Business Combination; (10) the failure to real ize anticipated pro forma results and underlying assumptions, including with respect to estimated stockholder redemptions and purchase price and other adjustme nts ; (11) the Company's operations and business and financial performance; (12) the Company's ability to attract and retain cust ome rs; (13) the combined company's ability to up - sell and cross - sell to customers, the success of the Company's customers' development programs, which wi ll drive future revenues, and the Company's ability to execute on its business strategy; (14) the ability of the combined com pan y to compete effectively and its ability to manage growth and (15) other risks and uncertainties included in slides 40 - 46 herein and as indicated from time to time in the final prospectus, dated February 8, 2021, relating to Crown's initial public offering, Crown’s quart erl y report on Form 10 - Q, dated August 16, 2021, and, when available, the preliminary proxy statement/prospectus of Crown related to the Business Combination, including those unde r t he "Risk Factors" section included therein, and other documents filed or to be filed with the SEC by Crown. Moreover, we oper ate in a competitive and rapidly changing environment, and new risks may emerge from time to time. You should not put undue reliance on any forward - looking statements. Forward - looking statements should not be read as a guarante e of future performance or results and will not necessarily be accurate indications of the times at, or by, which such perfor man ce or results will be achieved, if at all. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the markets in wh ich we operate or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ m ate rially from those contained in any forward - looking statements we may make.

Disclaimer (cont'd.)

Preliminary Financial Information

The historical financial information respecting Brivo contained in this presentation is preliminary and has been taken from Brivo's unaudited financial statements for fiscal years 2019 and 2020. Brivo is currently in the process of completing audits in accordance with PCAOB accounting standards with respect to its financial statements for fiscal years 2019 and 2020. Once such PCAOB audits are completed, Brivo will update and restate the historical financial information presented in this presentation, which update and restatement may be materially different than the unaudited historical financial information presented herein.

This presentation contains projected financial information or forecasts with respect to Brivo. Such projected financial information and forecasts constitute forward-looking statements and are included for illustrative purposes only and should not be relied upon as necessarily being indicative of future results. The assumptions and estimates underlying such projected financial information and forecasts are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties that could cause actual results to differ materially from those contained in the projected financial information and forecasts. See the "Forward-Looking Statements" paragraph above. Actual results may differ materially from the results contemplated by the projected financial information and forecasts contained in this presentation, and the inclusion of such information in this presentation should not be regarded as a representation by any person that the results reflected in such projected financial information and forecasts will be achieved.

In preparing and making the forward-looking statements contained in this presentation, Crown and Brivo have made a number of economic, market, and operational assumptions. Notably, statements regarding the Company's future financial performance and related financial projections are, without limitation, subject to material assumptions regarding the Company's ability to economically manufacture and distribute its products at scale and meet its customers' business needs and the Company's ability to successfully execute its growth strategy. The Company cautions that its assumptions may not materialize and that current economic conditions render such assumptions, although believed to be reasonable at the time they were made, subject to greater uncertainty. In addition, without limiting the generality of the foregoing, no audit or review has been undertaken by an independent third party of the financial assumptions, data, results, calculations and forecasts contained, presented or referred to in this presentation. You should conduct your own independent investigation and assessment as to the validity of the information contained in this presentation and the economic, financial, regulatory, legal, taxation, stamp duty and accounting implications of that information.

All amounts in this presentation are presented in U.S. dollars.

Non-GAAP Financial Measures

Certain of the financial measures included in this presentation, including, but not limited to, Adjusted EBITDA and Free Cash Flow, have not been prepared in accordance with U.S. GAAP and constitute "non-GAAP financial measures" as defined by the rules of the SEC. Crown and Brivo have included these non-GAAP financial measures because they believe such measures provide an additional tool for prospective investors to use in evaluating the financial performance and prospects of Brivo or any successor entity of the Business Combination. These non-GAAP financial measures should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with U.S. GAAP. In addition, these non-GAAP financial measures do not have any standardized meaning and may differ from non-GAAP financial measures with comparable names used by other companies. See slide No. 32 of this presentation for reconciliation. Using any such financial measures to analyze Brivo's business may have material limitations because such calculations are based on the subjective determination of management regarding the nature and classification of events and circumstances that investors may find significant. Because of these limitations, you should consider these non-GAAP financial measures alongside other financial performance measures, including financial measures determined in accordance with GAAP.

Intellectual Property

This presentation contains trademarks, service marks, trade names, copyrights, and products of the Company and other companies, which are the property of their respective owners. The use or display of third parties' trademarks, service marks, trade names, copyrights, or products in this presentation is not intended to, and does not, imply a relationship with Crown or the Company, or an endorsement of or sponsorship by Crown or the Company. Solely for convenience, the trademarks, service marks, and trade names referred to in this presentation may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that Crown or the Company will not assert, to the fullest extent permitted under applicable law, their rights or the right of the applicable licensor in such trademarks, service marks and trade names.

Industry and Market Data

This presentation relies on and refers to certain information and statistics based on estimates by Brivo's management and/or obtained from third party sources which the Company believes to be reliable. Neither Crown nor Brivo has independently verified the accuracy or completeness of any such third party information, which involves elements of subjective judgment and analysis that may or may not prove to be accurate. None of Crown, the Company, their respective affiliates, the Placement Agent or any third parties that provide information to Crown, the Company, or their respective affiliates, such as market research firms, guarantees the accuracy, completeness, timeliness, or availability of any information. None of Crown, the Company, their respective affiliates, the Placement Agent, or any third parties that provide information to Crown, the Company, and their respective affiliates, such as market research firms, is responsible for any errors or omissions (negligent or otherwise), regardless of the cause, or the results obtained from the use of such content. Crown and the Company may have supplemented such information where necessary, taking into account publicly available information about other industry participants and the Company's management's best view as to information that is not publicly available.

None of Crown, the Company, their respective affiliates, or the Placement Agent gives any express or implied warranties with respect to the information included herein, including, but not limited to, any warranties regarding its accuracy or of merchantability or fitness for a particular purpose or use, and they expressly disclaim any responsibility or liability for direct, indirect, incidental, exemplary, compensatory, punitive, special, or consequential damages, costs, expenses, legal fees, or losses (including lost income or profits and opportunity costs) in connection with the use of the information herein.

Changes and Additional Information in Connection with SEC Filing

The financial information and data contained in this presentation is unaudited and does not conform to Regulation S-X promulgated by the SEC. In addition, the information in this presentation has not been reviewed by the SEC, and certain information, such as the non-GAAP financial measures referenced above, may not comply in certain respects with SEC rules. As a result, the information in the registration statement or proxy statement that Crown intends to file if the Business Combination proceeds may differ from this presentation in order to comply with SEC rules. Such registration statement or proxy statement, and any other documents prepared or filed with the SEC with such registration statement or proxy statement, may include substantial additional information about Brivo and its business that is not contained in this presentation. Once filed, the information regarding Brivo and its business contained in such registration statement or proxy statement, and any other documents prepared or filed with the SEC with such registration or proxy statement, will update and supersede the information included in this presentation. By accepting this presentation, the recipient will be deemed to have acknowledged and agreed to the foregoing.

IMPORTANT INFORMATION FOR INVESTORS AND STOCKHOLDERS

In connection with the proposed Business Combination, Crown intends to file a registration statement on Form S-4, including a joint proxy statement/prospectus (the "Registration Statement"), with the SEC, which will include a preliminary proxy statement, and following review by the SEC, a definitive proxy statement to be distributed to holders of Crown's common stock in connection with Crown's solicitation of proxies for the vote by Crown's stockholders with respect to the proposed Business Combination and other matters as described in the Registration Statement, and a prospectus relating to the offer of the securities to be issued to the Company's stockholders in connection with the proposed Business Combination. The definitive proxy statement included in the Registration Statement and other relevant documents will be sent or given to the stockholders of Crown as of a record date to be established for voting on the Business Combination and will contain important information about the proposed Business Combination and related matters. Crown's stockholders and other interested persons are advised to read, when available, the proxy statement/prospectus, and any amendments thereto and any other documents filed with the SEC because they will contain important information about the proposed Business Combination. When available, the joint definitive proxy statement/prospectus will be mailed to Crown stockholders as of a record date to be established for voting on the Business Combination. Stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC's website at www.sec.gov.

PARTICIPANTS IN SOLICITATION

Crown, the Company and their respective directors, managers and officers may be deemed participants in the solicitation of proxies of stockholders in connection with the proposed Business Combination. Crown stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors, managers and officers of Crown in Crown's Registration Statement on Form S-1 initially filed with the SEC on January 21, 2021. Additional information will be available in the definitive proxy statement included in the Registration Statement when it becomes available.

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4 Pure play, cloud - based smart building access management company with a diversified, technology - enabled ecosystem Business Overview Transaction Structure Pure play cloud - based, smart building access management company with a diversified, technology - enabled ecosystem. Comprehensive platform delivered through SaaS and IoT. Business combination with Crown PropTech Acquisitions ( NYSE: CPTK) CPTK is a publicly listed special purpose acquisition company with $276 million cash in trust; anticipated PIPE of $75 million. (1) Valuation $ 808 million pro forma enterprise value. Attractively valued entry multiple for an expected high growth business. Capital Structure $ 304 million (1) pro forma cash on balance sheet and no debt (2) (other than a convertible note) immediately following the closing of the transaction. Ownership Existing Brivo shareholders will be rolling 100% of their equity. Brivo shareholders expected to own 69% of CPTK’s common stock post - transaction. Note: See page 37 for a detailed transaction overview. Assumes conditions to the closing of the PIPE transaction are satisfied including satisfaction of a minimum cash condition. (1) Assumes no redemptions . PIPE anticipated to be structured as convertible note. (2) Assumes termination of existing revolver and no entrance into a new revolver.

Crown PropTech Acquisitions

Leadership at the forefront of real estate & property technology

Management Team Insights

60+ years of combined experience in real estate transactions, branding assets and integrated emerging technologies

Acquired and developed billions of dollars of high-profile commercial real estate assets

Co-founded ReWyre, tech aggregator and intelligent city master planner that designs and integrates PropTech and mobility solutions

Platform Spanning Multiple Industry Verticals

Real Estate Tech Ecosystem Lens

Unlock Hidden and/or Unrealized Value

brivo

CROWN PROPTECH | Management Team



Richard Chera
Chairman & CEO
CROWN ACQUISITIONS
REWYRE



Dr. Pius Sprenger
CFO & Board Member
Deutsche Bank
Cantor Fitzgerald



Rasheq Zarif
Lead Strategic Advisor
Mercedes-Benz
LAB1886
Deloitte.

Independent Board of Directors



Dr. Martin Enderle
Board Member
Delivery Hero
Scout24
ALLMYHOMES



Lisa Holladay
Board Member
Marriott
TIGER 21



Stephen Siegel
Board Member
CBRE



Fritz van Paasschen
Board Member
SONDER
starwood

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Crown and Brivo Partnership

Expected to Accelerate Real Estate Tech Across Global Networks

Rapid growth and expanded ecosystem through Crown network

- Leveraging Crown's experience and relationships in commercial real estate to expand and scale in B2B market
- Opportunity to create synergies with other PropTech businesses and expand SaaS revenue
- Access to leading international networks across commercial real estate investors, hospitality partners and REITs

Crown team brings **powerful and broad** experience in real estate technology

- Co-founded ReWyre, a technology aggregating platform, that connects developers and technology vendors
- Long-term player in global forums strengthening relationships with entrepreneurs, venture capital, developers and brokers for the past 20 years

Combination with Crown **solidifies Brivo as a category leader** in PropTech

- Substantial breadth of best-in-class building access management solutions coupled with developed relationships is expected to drive long term portfolio level partnerships
- Expects to build upon Brivo's extensive network of 1,500+ global partners and 7,000+ certified technicians to increase market penetration and drive further adoption brivo
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7 7 Why Crown PropTech loves Brivo Rapidly growing Proptech company revolutionizing the real estate and smart spaces landscape Best - in - class access management platform valuable for enterprise, commercial and multifamily buildings Compelling SaaS - driven business model with strong retention, high operating leverage, and attractive unit economics Large and growing TAM underpinned by strong demand and adoption across attractive end markets Proven go - to - market strategy accelerated by a deep and expansive network of partner relationships Significant synergies with technology adoption across Crown portfolio & relationships

8 1. A differentiated p latform Brivo provides a global view of property assets in a single integrated platform that enables portfolio - wide data collection and response

9 Access Management Brivo enables multi - site facility access synchronized with corporate identity management systems Smart Apartments A full ecosystem of open solutions to improve convenience, amenities and energy use for MDUs Visual Awareness Brivo fuses access events and sensor data with video augmented by AI to accelerate event response Visitor & Delivery Management Brivo orchestrates access, notifications and tracking for visitors and deliveries Brivo is a comprehensive enterprise, commercial and multifamily solution Data Analytics Brivo’s BI tools allow customers to harness valuable operational insights from their data for real - time response, forensic analysis and data mining 9

10 Brivo is the smart space platform for every class of property Complete Smart Space Platform A Fit for Every Class of Property Attractive Customer Acquisition Model SaaS Brivo Sales Readers Sensor Control Panels Integrators Customers

11 Mobile Apps Video Intercom Visitor Management Parking Management Smart Apartment Access Control Enterprise Dashboard & Analytics Package Delivery Self Guided Tours Integrated Surveillance Office Access Control The full breadth of software and hardware devices for smart spaces Brivo is the foundational platform for smart spaces Readers Control Panels Gateways Smart Locks Intercom Cameras Sensor

12 Jeff Nielsen CTO Dean Drako Chairman Bill Yesnick VP Sales John Szczygiel COO Steve Van Till Founder & CEO Dave Williams VP Strategic Sales Kerstin Demko VP Marketing Mike Voslow CFO Kevin Gibbs VP Cloud Operations Supported by 250+ dedicated employees across three offices The Brivo team has proven ability to execute 12

13 2021E – 2025E Revenue CAGR +55% Subscriptions Hardware Revenue Forecast 300M+ SQFT commercial property under Brivo management 72,000+ Customer buildings on Brivo Access platform 330,000+ Customer doors in daily use Compelling Unit Economics 6.1x Zero LTV /CAC CAC Payback Period Large SaaS Customer Base 44,500+ 23M+ Total Accounts Credentialed Users Channel Leverage Advantage 1,500+ 7,000+ 5,000+ Commercial integrators Trained Installers Field Sales Reps Industry Leading Retention 120% Net $ Retention (through Q2 2021A) Brivo’s Key Metrics 2021 2022 2023 2024 2025 Subscriptions Represent a Significant Portion of Total Revenues Subscriptions $72 2021 $110 2022 $179 2023 $290 2024 $417 2025 43% 44% 48% 52% 58% Please refer to “Disclaimer” on Slides 2 and 3 including under the headers “Forward - Looking Statements” and “Financial Informati on” for the disclaimer regarding the forecasts and projections included in this presentation.

14 $273.5 $512.5 $989.2 $1,698.5 $2,630.4 2021E 2022E 2023E 2024E 2025E 14 What is FRV? • Represents the sum of ARR cohorts over a 15 year average account life assuming 5% annual attrition Future Revenue Value (FRV ) What is the difference between FRV and Bookings? x Committed x Based on contracted Sales x Calculated using 15 years of retention data FRV ? Uncommitted ? Based on LOIs, not contracts ? Insufficient history to predict retention Bookings Brivo expects to create over $2.6 billion in FRV by 2025 Cumulative FRV (in $mm) New FRV: $239.0 $476.7 $709.3 $931.9 Please refer to “Disclaimer” on Slides 2 and 3 including under the headers “Forward - Looking Statements” and “Financial Information” for the disclaimer regarding the forecasts and projections included in this presentation. $273.5

15 Attractive unit economics drive immediate profitability 15 Immediate CAC payback $(CAC) Expansion SaaS $ LTV $ IoT GM $0 Total LTV Channel leverage keeps CAC low Strong gross margins on upfront IoT sale 6.1x LTV / CAC (1) (1) Source: Calculations based on 2019 and 2020 operating results for Customer Lifetime Value (LTV) and Customer Acquisition Co st (CAC)

The smart space revolution is underway

Four major secular trends are driving increasing adoption of smart space solutions

PropTech boom

Buildings need better digital and connected solutions for access management, tenant experience and ESG

Brivo's comprehensive platform is designed to address all of these needs

Inflection point for cloud market

We expect cloud access will grow 5x in 5 years due to end user demand for building solutions that work like enterprise applications

Brivo has benefitted positionally by being ahead of this trend

Channel pivot

Channel sentiment has swung from 20% to 70% cloud favorability in the past 5 years

Brivo's channel is 1,500+ integrators with 5,000+ sales staff and 7,000+ Brivo-certified installers

New normal, safety & health

Hybrid work, health and safety protocols, shared spaces and flex spaces drive higher density of smart space solutions

Brivo's platform has added incremental capability along with the changing workplace landscape brivo

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17 A large and growing $70bn market Majority of SaaS opportunity concentrated in Brivo’s primary markets 17 “Smart Building technology is now seeing a surge of interest and adoption like never before.“ Metaprop Current State of Smart Buildings May 2021 Adjacencies $42 bn $28 bn Products SaaS Total TAM (2021) $70 bn Source: Data derived from leading third party consultant reports (Omdia, Gartner, Group337, Deloitte, AEW), Yardi, National Mul tifamily Housing Council, National Association of REITs, S&P Global Intelligence, US Census, Eurostat and EU demographic agen cie s. Enterprise $15bn Commercial $14bn Multifamily $13bn

18 2. Meaningful growth opportunity Brivo’s AI - based tools detects and captures compliance violations so that you don’t have to

19 Lorem ipsum dolor sit amet, consectetuer adipiscing elit, sed diam nonummy nibh euismod tincidunt ut laoreet dolore magna aliquam erat volutpat. Sales Team Expansion Brivo’s growth levers are repeatable and scalable SaaS Expansion of domestic and international sales teams and roles Help customers expand with investments in design, execution, & customer success Higher recurring revenue per account through new SaaS layers and upsells Tested path for adding new products to existing channels and increasing sales Land & Expand Support SaaS Service Expansion Product Expansion

20 A land and expand growth strategy 20 • Significant increase in Annual Recurring Revenue (ARR) per account • Brivo has significant organic runway within its existing end user base • End users and channel partners realize increasing value from Brivo’s end - to - end solutions • Focused commercial efforts to drive market penetration and upselling ● Perimeter entries ● Interior doors ● Data centers ● Secure storage ● Parking areas ● Identity Management ● Video Management ● Mobile Credentials ● Visitor Management ● Video Intercom Additional Use Cases Additional Services Additional Devices Additional Locations Expand Land Expand

21 Proven results of land and expand Example: Fortune 1000 – Industrial Example: Fortune 1000 – Government Example: Fortune 1000 – Technology Example: Fortune 1000 – Healthcare Year 1 Now 831 1,784 Year 3 $260k ARR $3.9m FRV Year 1 Now 582 1,073 Year 10 $115k ARR $1.7m FRV Year 1 Now 107 894 Year 5 $98k ARR $1.5m FRV Year 1 Now 649 905 Year 5 $64k ARR $960k FRV (number of connected devices) (number of connected devices) (number of connected devices) (number of connected devices) 5 Note: Future Revenue Value (FRV) represents the sum of ARR cohorts over a 15 year average account life assuming 5% annual at trition. Annual Recurring Revenue (ARR) represents the annualized end of period monthly recurring revenue. 21 45 32 21

22 Commercial Enterprise Multifamily 2,750+ Accounts 750+ Accounts 41,000+ Accounts Brivo serves a large, diversified and global customer base

23 Long - tenured relationships with largest integrators Brivo’s large channel is an amplifier Since 2003 Since 2003 Since 2008 1,500+ Commercial Integrators Globally More Channel Partners More Salespeople More End Customers (1) Among channel partners for 2020. Our channel encompasses 7,000+ certified technicians and a 5,000+ person salesforce (1)

24 3. Unmatched proven t echnology Brivo provides real - time occupancy data to help tenants and owners optimize the use of their assets most efficiently while minimizing energy consumption in unoccupied spaces to meet sustainability goals

Unique, integrated, cloud - based SaaS platform ● 4th generation ● Enterprise dashboards ● Data and analytics ● Workflow automation ● Highly evolved cyber defenses ● API - Proptech enablement ● AI/ML anomaly detection ● Video surveillance ● Architectural - grade design 25

26 Brivo’s mobile apps engage users and drive adoption 26 Multiple mobile apps bundle features and capabilities unique for each type of user persona Tenant Experience Resident Experience Management Experience Integrator Experience

27 Brivo’s API ecosystem bridges the physical and digital worlds Smart Locks Readers Cameras Elevators Control Panels Cellular Vertical Integrations: Video | Elevator control | Biometrics | Identity management | Visitor management Intercom | Property management | Co - working | HR management | Health & wellness Diversified and large multi - vendor ecosystem supports competitive advantage 27

28 Brivo’s product roadmap leverages core strengths and service extensions Enterprise Commercial Multifamily CRE Extend Core Capabilities New Investment Priorities ACCESS + SMART SPACES VIDEO ANALYTICS + EVENT DATA FUSION VISITOR & DELIVERY EXPERIENCE USER & PARTNER ENABLEMENT SECURITY OPS AI / ML INSIGHTS & AUTOMATION SMART SPACES TENANT EXPERIENCE EMPLOYEE EXPERIENCE 28

29 M&A drives growth in adjacent products and services Scoping 50 + opportunities Examining 25 + opportunities Prioritizing 3 o pportunities $50m+ e stimated revenue potential Key investment areas Acquisition targeting and integration ● Value - accretive, portfolio expansion opportunities with recurring revenue potential ● Select smart IOT device additions ● Disciplined and focused approach based on defined strategy and investment criteria ● Expansion into international markets growing global presence ● Brivo integrated Parakeet technologies in March 2020 and doubled revenue over the previous year ● Dean Drako has integrated numerous companies into Barracuda Networks and his other enterprises and brings a strong methodology for target selection and value creation 29

30 4. Financials Brivo uses machine learning to provide continuous anomaly detection of unusual patterns across people and places

31 Transaction proceeds unlock growth Sales Team Expansion Expansion of domestic and international field sales teams and roles Product expansion Proven path for adding new products to the existing channel and increasing sales SaaS Service Expansion Higher recurring revenue per account through new SaaS layers and upsells 31 Estimated use of proceeds Reserved / Acquisition 1 Land & Expand Support Help customers expand with investments in design, execution, & customer success (1) Assumes conditions to the closing of the PIPE transaction are satisfied including satisfaction of a minimum cash condition. 2 3 4 5 $ 304M Cash to BS (est.) (1)

32 Brivo financial summary and expected forecasts 32 (1) Future Revenue Value (FRV) represents the sum of ARR cohorts over a 15 year average account life assuming 5% annual attrition . Annual Recurring Revenue (ARR) represents the annualized end of period monthly recurring revenue . (2) Adjusted EBITDA is a non - GAAP measure. 2020 Adjusted EBITDA includes the benefit of $3.5m PPP funding that flows through the income statement “other income” as a direct offset to operating expense. The PPP loan enabled the Company to maintain its ope ra tional scale without having to implement cost cutting measures in response to COVID - 19. (3) Cash flows from operating activities less cash flows from investing activities. Please refer to “Disclaimer” on Slides 2 and 3 including sections on Forward - Looking Statements, Preliminary Financial Informati on and Non - GAAP Financial Measures. Summary P&L ($ in millions) 2018A 2019A 2020A 2021E 2022E 2023E 2024E 2025E Cumulative Future Revenue Value (FRV) (1) $273.5 $512.5 $989.2 $1,698.5 $2,630.4 Subscription Revenue $17.4 $21.0 $25.5 $31.0 $48.6 $85.3 $149.8 $240.7 Hardware & Other Revenue 25.1 30.2 31.9 40.6 61.5 93.7 140.1 175.9 Total Revenue $42.5 $51.2 $57.4 $71.6 $110.0 $179.1 $289.9 $416.6 YoY Growth (%) 12.1% 24.7% 53.6% 62.8% 61.9% 43.7% Gross Profit $27.2 $32.6 $34.2 $43.6 $69.1 $106.9 $179.9 $267.2 % Margin 64.0% 63.7% 59.5% 60.9% 62.8% 59.7% 62.0% 64.1% Adjusted EBITDA (2) $1.7 $4.5 $8.5 ($1.6) ($4.3) ($3.5) $32.7 $91.9 % Margin 3.9% 8.9% 14.8% NM NM NM 11.3% 22.1% FCF (3) $1.2 ($2.8) ($3.1) ($15.4) ($24.4) ($35.4) $6.4 $52.5 Adjusted EBITDA Reconciliation ($ in millions) 2018A 2019A 2020A 2021E 2022E 2023E 2024E 2025E Net Income / (Loss) ($3.1) ($1.2) $1.0 ($12.0) ($15.7) ($17.5) $15.7 $72.8 Income Tax (0.3) 0.0 0.0 0.0 0.0 0.0 0.0 0.0 Interest Expense 0.6 0.8 1.2 0.8 0.0 0.0 0.0 0.0 Depreciation & Amoritization 4.3 4.8 5.9 9.1 11.0 13.5 16.5 18.6 Stock Based Compensation 0.2 0.2 0.3 0.4 0.5 0.5 0.5 0.5 Adjusted EBITDA (2) $1.7 $4.5 $8.5 ($1.6) ($4.3) ($3.5) $32.7 $91.9 Free Cash Flow Reconciliation ($ in millions) 2018A 2019A 2020A 2021E 2022E 2023E 2024E 2025E CF From Operations 2.8 2.1 5.3 (7.2) (11.6) (18.4) 25.5 75.4 CF From Investing (1.5) (4.9) (8.4) (8.1) (12.8) (16.9) (19.0) (22.9) FCF (3) $1.2 ($2.8) ($3.1) ($15.4) ($24.4) ($35.4) $6.4 $52.5 ProjectedActual Actual Projected Actual Projected

33 Expected high growth platform ARR (2) FRV (1) $274 $35 $513 $60 $989 $111 $1,699 $187 $2,630 $290 ($ in millions) 2021E – 2025E Revenue CAGR +55% 120% Net retention (3) LTM Q2 2021 70% ARR CAGR 2021E – 2025E Revenue 58% Of 2025E revenue from subscriptions $72 $110 $179 $290 $417 Subscriptions Hardware (1) Future Revenue Value (FRV) represents the sum of ARR cohorts over a 15 year average account life assuming 5% annual attri tio n. (2) Annual Recurring Revenue (ARR) represents the annualized end of period monthly recurring revenue. (3) Last Twelve Months as of Q2 2021 across all channel partners. Please refer to “Disclaimer” on Slides 2 and 3 including sections on Forward - Looking Statements, Preliminary Financial Informati on and Non - GAAP Financial Measures. 2021E 2022E 2023E 2024E 2025E

34 Scale and operating leverage drive margins (1) Adjusted EBITDA is a non - GAAP measure. Please refer to “Disclaimer” on Slides 2 and 3 including sections on Forward - Looking Statements, Preliminary Financial Informati on and Non - GAAP Financial Measures. • Expansion of subscriptions gross profit margin • Build - out of commercial organization, geographic expansion and ARR expansion within existing end user base • Operating leverage and economies of scale • Continued investments in innovation and R&D 15% 22% 2020A 2025E Adjusted EBITDA (1) Margin 72% 60% 79% 64% 2020A 2025E Gross Profit Margin Subscriptions Total 34

35 Brivo + Crown in a perfect storm 35 SaaS has disrupted every major technology sector ● Brivo is a leading cloud native access control provider - hardened and proven ● Advanced cloud delivered services to dramatically expand share of wallet/LTV Technology is transforming the property management market ● Brivo is a full service platform deployed across sectors and geographies ● Platform is expected to be expanded for even greater consolidation of capabilities Channel already pivoting to embrace cloud, SaaS ● Brivo expects a growing channel in cloud ● Brivo continues to experience success in the channel The new normal for work & life is accelerating transformation ● Brivo’s proven ability to respond rapidly is driving current business acceleration ● Brivo is investing behind these trends with the expectation to capitalize and win Rapid growth and expanded ecosystem through Crown network Powerful and broad experience in real estate technology Combination with Crown solidifies Brivo as a category leader in PropTech Crown Synergies

36 5. Transaction Property managers save energy with Brivo by remotely managing heating, cooling, and lighting based on occupancy Sensors Light Controls Thermostats

Transaction overview

Proposed Transaction Terms

- Pro Forma Enterprise Value of $808mm, representing a transaction multiple of 7.3x 2022E revenues
- 100% equity rollover from existing Brivo shareholders
- $276mm cash proceeds from SPAC[1]
- $75mm fully committed PIPE (subject to minimum cash requirements and other conditions) in the form of a Convertible Note
- $304mm cash proceeds to balance sheet to fund growth[2]

Sources

($mm)

Brivo Rollover Equity	$715
CPTK Cash in Trust[1]	276
PIPE Investment[5]	75
Existing cash on Balance Sheet[3]	2
Total Sources	**$1,068**

Uses

($mm)

Equity Consideration to Existing Investors	$715
Cash to Balance Sheet	304
Cash to Repay Debt[3]	16
Estimated Transaction Expenses	33
Total Uses	**$1,068**

Pro Forma Valuation

($ in mm, except for per share price; shares in mm)

Brivo Share Price	$10.00
Pro Forma Shares Outstanding[4]	103.6
Equity Value	**$1,036**
Less: Assumed Pro Forma Cash	(304)
Add: Structured PIPE[5]	75
Enterprise Value	**$808**

Pro Forma Ownership @ $10.00 per share


SPAC Equity
26.6%
SPAC Sponsor
4.4%
Existing
Shareholders
69.0%

Note: Transaction structure, consideration and economics based on executed LOI. Assumes no CPTK shareholder redemptions from trust.
(1) Assumes no redemptions.
(2) Assumes no redemptions and conditions to the closing of the PIPE transaction are satisfied including satisfaction of a minimum cash condition.
(3) Estimated as of October 2021.

(4) Excludes (i) out-of-the-money warrants, (ii) unvested founder shares of 2.4mm, of which 1.2mm will vest at $13.00 per share and 1.2mm will vest at $15.00 per share, (iii) seller earn-out shares of 8.5mm, of which 4.25mm will vest at $13.00 per share and 4.25mm will vest at $15.00 per share.
(5) Subject to minimum cash requirements and other conditions.

brivo

37

38 63% 64% 26% 19% 17% 13% 17% 21% 19% 20% 108% 128% 3% 7% 9% 5% 6% Median: 20% Median: 6% 54% 47% 24% 18% 15% 10% 19% 22% 17% 22% 291% 188% 4% 15% 11% 9% 7% Median: 20% Median: 10% 1 7 % Public comparables – operating benchmarking Revenue Growth Gross Margin CY2022E CY2023E CY2022E CY2023E LTM % Recurring Rev. (2) Security and Vertical SaaS Software - enabled Industrial Tech Please refer to “Disclaimer” on Slides 2 and 3 including under the headers “Forward - Looking Statements” and “Financial Information” for the disclaimer regarding the forecasts and projections included in this presentation. 63% 59% 63% 78% 82% 75% 62% 75% 53% 60% 20% 23% 89% 65% 58% 98% 58% Median: 63% Median: 61% Source: Brivo Management , company filings, Capital IQ as of 11 / 05 /2021. Note: Companies sorted by CY2022E revenue multiple. (1) Formerly known as FireEye. (2) Company filings, last twelve months as of current quarter 2021 unless denoted otherwise. (3) Represents Q3 LTM % subscription / recurring revenue. (4) Mandiant subscription % includes managed services. (5) Represents CY2020 % subscription / recurring revenue. (6) Trimble service revenue includes professional services. 40% (5) 2 1% 5 3% (3) 96% 40% (3) 8 1% 34% (3) 7 2% (3) 74% 76% 39% (3) (6) 42% (3) 4 3% 34% (3) 45% (4) 4 0% (5) (1) 60% 61% 65% 78% 82% 75% 63% 75% 54% 62% 30% 27% 89% 66% 60% 98% 58% Median: 64% Median: 63%

39 7.3x 37.9x 22.6x 14.1x 13.6x 11.9x 11.2x 9.2x 9.2x 8.0x 6.3x 6.2x 5.6x 8.1x 5.8x 5.7x 5.3x Median: 10.2x Median: 5.7x Public comparables – multiples benchmarking Revenue Multiples Gro wth Adj. Revenue Multiples (3) CY 20 22E CY 20 23E CY 20 22E CY 20 23E Source: Brivo Management, c ompany filings, Capital IQ as of 11 / 05 /2021. Note: Companies sorted by CY2022E revenue multiple . (1) Formerly known as FireEye. (2) Based on the proposed transaction. (2) (2) (2) (2) Security and Vertical SaaS Software - enabled Industrial Tech Please refer to “Disclaimer” on Slides 2 and 3 including under the headers “Forward - Looking Statements” and “Financial Information” for the disclaimer regarding the forecasts and projections included in this presentation. (3) Represents Enterprise Value / Revenue / Growth Rate. 4.5x 23.1x 18.0x 11.9x 11.6x 10.5x 9.6x 7.6x 7.7x 6.7x 3.0x 2.7x 5.4x 7.6x 5.3x 5.4x 5.0x Median: 8.6x Median: 5.3x 0.07x 0.36x 0.70x 0.63x 0.69x 0.82x 0.56x 0.37x 0.39x 0.34x 0.03x 0.02x 1.66x 1.11x 0.58x 0.98x 0.88x Median: 0.48x Median: 0.93x (1) 0.14x 0.81x 0.95x 0.79x 0.92x 1.14x 0.59x 0.42x 0.53x 0.37x 0.02x 0.03x 1.59x 0.75x 0.62x 0.37x 0.75x Median: 0.69x Median: 0.68x

40 Risks related to Brivo, Inc. All references to the “Company,” “we,” “us” or “our” refer to the business of Brivo, Inc. The risks presented below are certa in of the general risks related to the business of the Company, and such list is not exhaustive. The list below has been prepared solely for purposes of the private placement transaction, and solely for potential private placement investors, and not for any other purpose. You should carefully consider these risks and uncertainties, together with the information in the Company’s consolidated financial statements and related notes, and should carry out your own diligence and consult with your own financial and legal advisors concerning the risks and suitability of an investment in this offering before making an investment decision. Risks relating to the business of the Company will be disclosed in future documents filed or furnished by the Company and/or Crown PropTech Acquisitions (“SPAC”) with the United States Securities and Exchange Commission (“SEC”), including the documents filed or furnished in connection with the proposed transactions between the Company and SPAC. The risks presented in such filings will be consistent with those that would be required for a public company in their SEC filings, including with respect to the business and securities of the Company and SPAC and the proposed transactions between the Company and SPAC, and may differ significantly from, and be more extensive than, those presented below.

41 Risk factors • Our actual operating results may differ significantly from the projections contained in this presentation . • As we continue to pursue sales to new and existing enterprise customers, our sales cycle, forecasting processes, and deployme nt processes may become more unpredictable and require greater time and expense . • We have a history of losses and may not be able to achieve profitability or positive cash flows on a consistent basis. If we can not achieve profitability or positive cash flows, our business, financial condition, and results of operations may suffer . • We operate in the emerging and evolving connected property market, which may develop more slowly or differently than we expect. If the connected property market does not grow as we expect, or if we cannot expand our products and services to meet the demands of this market, our revenue may decline, fail to gr ow or fail to grow at an accelerated rate, and we may incur operating losses . • We have expanded our business rapidly in recent periods. If we fail to manage the expansion of our operations and infrastruct ure effectively, we may be unable to execute our business plan, maintain high levels of service or address competitive challenges adequately . • Growth of our business will depend on market awareness and a strong brand, and any failure to develop, maintain, protect and enh ance our brand would hurt our ability to retain or attract subscribers . • Growth may place significant demands on our management and our operational and financial infrastructure and require us to com mit substantial financial, operational and technical resources to attract, service, and retain an increasing number of customers. If we are unable to hire, retain, manage and mot iva te our employees, we may not be able to grow effectively and our business, results of operations and financial condition could be adversely affected . • We may pursue business opportunities that diverge from our current business model, which may cause our business to suffer . • Our strategy includes pursuing acquisitions, and our potential inability to successfully integrate newly - acquired technologies, assets or businesses may harm our financial results. Future acquisitions of technologies, assets or businesses could require significant management attention, disrupt our business, adversely affect our results of operations, and if are paid for partially or entirely through the issuance of stock or stock rights could dilute the ownership of our existing stockholders . • We may be subject to significant additional liabilities as a result of the Parakeet Technologies acquisition for which we wil l n ot be indemnified . • We rely on the performance of our senior management and highly skilled personnel, and if we are unable to attract, retain and mo tivate well - qualified employees, our business and results of operations could be harmed . • The markets in which we participate are highly competitive and many companies, including large technology companies, broadban d a nd security service providers and other managed service providers, are actively targeting the home automation, security monitoring, video monitoring and energy management ma rke ts. If we are unable to compete effectively with these companies, our sales and profitability could be adversely affected . • If we are unable to sustain pricing levels for our software, services, and products, our business could be adversely affected . • We may be unable to attract new customers and maintain customer satisfaction with current customers, which could have an adve rse effect on our business and rate of growth . • Potential customer turnover in the future, or costs we incur to retain and upsell our customers, could materially and adverse ly affect our financial performance.

42 Risk f actors (cont’d) • Aggressive business tactics by our competitors may reduce our revenue . • Mergers or other strategic transactions involving our competitors could weaken our competitive position, which could adversel y a ffect our ability to compete effectively and harm our results of operations . • We are dependent on our connected property solutions, and the lack of continued market acceptance of our connected property p rod ucts and services would result in lower revenue . • A significant decline in our subscription revenue renewal rate would have an adverse effect on our business, financial condit ion , cash flows and results of operations . • If we are unable to develop new products and services and sell them into new markets or further penetrate our existing market s, our revenue may not grow as expected . • The technology we employ may become obsolete, and we may need to incur significant capital expenditures to update our technol ogy . • If we are unable to adapt to technological change, including maintaining compatibility with a wide range of devices, our abil ity to remain competitive could be impaired . • Our products and services may be affected from time to time by design and manufacturing defects that could adversely affect o ur business and result in harm to our reputation . • We sell security and life safety solutions and if our products or services fail for any reason, we could be subject to liability an d our business could suffer . • Consumers may choose to adopt products that provide control of discrete functions rather than adopting our connected property so lutions. If we are unable to increase market awareness of the benefits of our products and services, our revenue may not continue to grow, or it may decline . • If we are unable to acquire necessary intellectual property or fail to protect our intellectual property and proprietary righ ts adequately, our business could be harmed. • An assertion by a third party that we are infringing its intellectual property could subject us to costly and time - consuming lit igation or expensive licenses that could harm our business and results of operations . • The use of open source software in our products and services may expose us to additional risks and harm our intellectual property. • We rely on third - party providers of licensed software and services that are important to the operations of our business . • We may terminate or replace our revolving credit agreement prior to the closing of the business combination. Our ability to c ont inue the existing credit facility or enter into a new facility will be dependent on the approval of holders of a majority of the convertible notes issued in the private placement conducted in c onn ection with this offering , in particular their approval of an intercreditor arrangement with the lender for such new secured revolving facility. If we are not able to structure an intercreditor arrangement that is acceptable to holders of majority of the convertible notes and to a lender for a new revolving credit facility, we will not be able to enter into such new credit faci lit y post business combination, which could negatively affect our financial condition, business and operations. • If our public shareholders redeem a higher percentage of shares than we assumed in our projections, we may not be able to exe cut e our business plan designed to help us to meet such projections, in which case, our business and financial operation could be harmed and the price of our public shares may drop sig nificantly . • If we cannot satisfy the minimum liquidity closing condition set forth in the subscription agreements for the private placement of convertible notes conducted in connection with the business combination, and our private placement investors do not waive such closing condition, we will not be able to meet th e m inimum liquidity requirement of $75 million set forth in our business combination agreement and will not complete the business combination. However, Brivo may waive such a minimum liquidly requirement of $75 million, in which case we will be obligated to complete the business combination without the proceeds from the private placement of convertible notes. If Brivo waives such closing condition, our ability to operate our business, execute our plans to meet our projections post - closing of the business combination will be adversely affected.

43 Risk factors (cont’d ) • We benefit from integration of our products and services with third - party platform providers. If these developers choose not to work with us, or are acquired by our competitors, our business and results of operations may be harmed . • Our applications run on mobile operating systems, networks, and devices that we do not control and we rely on wireless carriers to provide access to wireless networks through which we provide our wireless alarm, notification and intelligent automation services, and any interruption of such access would im pai r our business . • The proper and efficient functioning of our network operations centers and data back - up systems is central to our products and s ervices . • Failure to maintain the security of our information and technology networks, including information relating to our channel pa rtn ers, other service providers, subscribers and employees, could adversely affect us . • If our security measures are breached, including any breaches caused by cyber - attacks, our reputation may be damaged, we may be exp osed to significant liabilities under U.S. and foreign laws, and our business and results of operations may be adversely affected . • We rely, in part, on our channel partner network to acquire additional subscribers, and the inability of our channel partners to attract additional subscribers or retain their current subscribers could adversely affect our operating results . • We receive a substantial portion of our revenue from a limited number of channel partners, and the loss of, or a significant red uction in, orders from one or more of our major channel partners would result in decreased revenue and profitability . • We provide minimum service level commitments to some of our channel partners, and our failure to meet them could cause us to iss ue credits for future services or pay penalties, which could harm our results of operations . • We have indemnity obligations to some of our channel partners for expenses and liabilities, including expenses and liabilitie s r esulting from intellectual property infringement claims regarding our products and services, which could force us to incur substantial costs . • We have relatively limited visibility regarding the consumers that ultimately purchase our products and services, and we ofte n r ely on information from third - party service providers to help us manage our business. If these service providers fail to provide timely or accurate information, our ability to quickl y r eact to market changes and effectively manage our business may be harmed . • We depend on our suppliers, manufacturers and other relationships and the loss of any key supplier, manufacturer or other relationship could materially and adversely affect our business, financial condition, cash flows and results of operations. • We have limited control over our suppliers, manufacturers, and logistics providers, which may subject us to significant risks, i ncl uding the potential inability to produce or obtain quality products and services on a timely basis or in sufficient quantity.

44 • Increases in component costs, long lead times, supply shortages, and supply changes could disrupt our supply chain and have a n a dverse effect on our business, financial condition, and operating results . • Downturns in general economic and market conditions and reductions in spending may reduce demand for our products and service s, which could harm our revenue, results of operations and cash flows . • Our business is subject to the risks of earthquakes, hurricanes, fires, power outages, floods, pandemics, natural disasters and o the r catastrophic events, and to interruption by man - made problems such as terrorism or global or regional economic, political and social conditions . • We collect, store, process, and use personal information and other customer data, which subjects us to legal obligations and law s and regulations related to security and privacy, and any actual or perceived failure to meet those obligations could harm our business . • Evolving government and industry regulation and changes in applicable laws relating to the Internet and data privacy may incr eas e our expenditures related to compliance efforts or otherwise limit the products and services we can offer, which may harm our business and adversely affect our financial condit ion . • Our smart building technology is subject to varying state and local regulations, which may be updated from time to time . • We face many risks associated with our international business operations and our plans to expand internationally, which could ha rm our business, financial condition, cash flows and results of operations . • Enhanced United States tax, tariff, import/export restrictions, or other trade barriers may have an adverse impact on global eco nomic conditions, financial markets and our business . • We may fail to comply with import and export, bribery and money laundering laws, regulations and controls . • We may face exposure to foreign currency exchange rate fluctuations . • From time to time, we are involved in legal proceedings where a negative outcome, including an adverse litigation judgment or se ttlement, could expose us to monetary damages or limit our ability to operate our business, resulting in a material adverse effect on our business, financial condition, cash flo ws and results of operations . • Insurance policies may not cover all of our operating risks and a casualty loss beyond the limits of our coverage could negat ive ly impact our business . • We may be unable to use some or all of our net operating loss carryforwards, which could materially and adversely affect our rep orted financial condition and results of operations . • We may be subject to additional tax liabilities, which would harm our results of operations . Risk factors (cont’d )

45 • The incurrence of debt (including convert i ble notes) may impact our financial position and subject us to additional financial and operating restrictions . • We may require additional capital to pursue our business objectives and to respond to business opportunities, challenges, or unf oreseen circumstances. We may not be able to secure additional financing on favorable terms, or at all, to meet our future capital needs . • Our accounting is becoming more complex, and relies upon estimates or judgments relating to our critical accounting policies. If our accounting is erroneous or based on assumptions that change or prove to be incorrect, our operating results could fall below the expectations of securities analysts and inve sto rs, resulting in a decline in our stock price . • Our reported financial results may be adversely affected by changes in accounting principles generally accepted in the United St ates . • Goodwill and other identifiable intangible assets represent a significant portion of our total assets, and we may never realize the fu ll value of our intangible assets . • We are obligated to develop and maintain a system of effective internal controls over financial reporting. These internal con tro ls may be determined to be not effective, which may adversely affect investor confidence in our company and, as a result, the value of the SPAC’s common stock . • The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to att ract and retain senior management and qualified board members. Risk factors (cont’d )

46 • We may be subject to additional tax liabilities, which could harm our results of operations . • The market prices of shares of the Post - Combination Company’s common stock may be affected by factors different from those curre ntly affecting the prices of shares of the SPAC’s common stock . • If the Business Combination’s benefits do not meet the expectations of financial analysts, the market price of the Post - Combinat ion Company’s common stock may decline . • There can be no assurance that the Post - Combination Company’s common stock will be approved for continued listing on the Nasdaq or that the Post - Combination Company will be able to comply with the continued listing standards of Nasdaq . • The consummation of the Business Combination is subject to a number of conditions and if those conditions are not satisfied o r w aived, the Business Combination Agreement may be terminated in accordance with its terms and the Business Combination may not be completed . • The parties to the Business Combination Agreement may amend the terms of the Business Combination Agreement or waive one or m ore of the conditions to the Business Combination, and the exercise of discretion by the SPAC’s directors and officers in agreeing to changes to the terms of or wa ive rs of closing conditions in the Business Combination Agreement may result in a conflict of interest when determining whether such changes to the terms of the Business Co mbination Agreement or waivers of conditions are appropriate and in the best interests of our stockholders . • Termination of the Business Combination Agreement could negatively impact Brivo and the SPAC . • Brivo will be subject to business uncertainties and contractual restrictions while the Business Combination is pending . • The Sponsor, Brivo’s directors and officers, and the SPAC’s directors and officers may each have interests in the Business Co mbi nation different from the interests of Brivo’s or the SPAC’s stockholders . • The Business Combination will result in changes to our board of directors that may affect our strategy . • The Business Combination Agreement will contain provisions that may discourage other companies from trying to acquire Brivo f or greater merger consideration . • The Business Combination Agreement will contain provisions that may discourage the SPAC from seeking an alternative business com bination . • The unaudited pro forma condensed combined financial information included in this presentation is preliminary and the actual fin ancial condition and results of operations after the Business Combination may differ materially . • Brivo and the SPAC will incur significant transaction costs in connection with the Business Combination . • Brivo’s and the SPAC’s ability to consummate the Business Combination, and the operations of the Post - Combination Company following the Business Combination, may be materially adversely affected by the recent COVID - 19 pandemic . Risk related to the SPAC and the business combination

Thank You 47